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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Travelers Companies, Inc.:

        We consent to the incorporation by reference in the registration statements (SEC File No. 33-56987, No. 333-25203, No. 333-50943, No. 333-63114, No. 333-63118, No. 333-65726, No. 333-107698, No. 333-107699, No. 333-114135, No. 333-117726, No. 333-120998, No. 333-128026, No. 333-157091, No. 333-157092, No. 333-164972, No. 333-176002, No. 333-196290 and No. 333-212078) on Form S-8 and (SEC File No. 333-212077) on Form S-3 of The Travelers Companies, Inc. and subsidiaries of our reports dated February 16, 2017, with respect to the consolidated balance sheet of The Travelers Companies, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2016, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2016, which reports appear in the December 31, 2016 annual report on Form 10-K of The Travelers Companies, Inc.

/s/ KPMG LLP KPMG LLP
New York, New York February 16, 2017

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm